      As filed with the Securities and Exchange Commission on June 3, 2002.

                                                      Registration No. _________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                        THE DESCARTES SYSTEMS GROUP INC.
             (Exact name of registrant as specified in its charter)

          Ontario, Canada                                       N/A
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                         Identification No.)
                                120 Randall Drive
                                Waterloo, Ontario
                                  Canada N2V1C6
                                 (519) 746-8110
               (Address of Principal Executive Offices) (Zip Code)

                      ------------------------------------

         [The plans being registered hereunder are listed on Exhibit 4.1 on the Exhibit Index set forth herein]
                            (Full title of the plan)

                      ------------------------------------

                              Puglisi & Associates
                               850 Library Avenue
                                    Suite 204
                             Newark, Delaware 19715
                                 (302) 738-6680
           (Name and address including zip code and telephone number, including area code, of agent for service)

                      ------------------------------------

                                    Copy to:

                              Kevin M. Barry, Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                       High Street Tower, 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

                  --------------------------------------------


================================================================================

                         CALCULATION OF REGISTRATION FEE
================================================================================


                                                 Proposed     Proposed
                                                  Maximum      Maximum
                                     Amount      Offering     Aggregate      Amount of
Title of Securities                   to be      Price Per    Offering      Registration
to be Registered                   Registered      Share        Price           Fee
-------------------------------------------------------------------------------------------
Common Shares (without par value)     22,400     $ 25.29(1)  $  566,496.00     $ 52.12
Common Shares (without par value)     99,750     $ 19.31     $1,926,172.50     $177.21
Common Shares (without par value)        250     $  6.32     $    1,580.00     $  0.15
                                                                             ---------
Total:                                                                         $229.48

--------------------------------------------------------------------------------
(1) All such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Regulation C, Rule 457(h)(1) under the Securities Act of 1933, as amended, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated in this Registration Statement by reference as of their respective dates:

         (a) The Registrant's Annual Information Form and Annual Report for the fiscal year ended January 31, 2001, as filed with the Commission on Form 40-F, which contains audited financial statements for the fiscal year ended January 31, 2001.

         (b) All other documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

         (c) The section entitled "Description of Registrant's Securities to be Registered," contained in the Registrant's Registration Statement on Form 8-A, filed on December 31, 1998 pursuant to Section 12(b) of the Exchange Act.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         As of May 24, 2002, partners and associates of Blake, Cassels & Graydon LLP owned beneficially, directly and indirectly, less than 1% of the Company's Common Shares. Chris Hewat, a partner in Blake, Cassels & Graydon LLP, is a director of the Company.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Under the Business Corporations Act (Ontario) (the "OBCA"), the Company may indemnify a present or former director or officer of the Company or a person who acts or acted at the Company's request as a director or officer of another Company which the Company is or was a stockholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director of officer of the Company or such other Company and provided that the director or officer acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the Company as a matter or right if he or she was substantially successful on the merits of his or her defense of the action or proceeding and fulfilled the conditions set forth above.

         The By-Laws of the Company provide that, subject to the limitations contained in the OBCA, every director and every officer of the Company and every other person who has undertaken or is about to undertake any liability on behalf of the Company or any body corporate controlled by it and his heirs, executors, administrators and other legal personal representatives shall, from time to time, be indemnified and saved harmless by the Company from and against: (a) any liability and all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office; and (b) all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Company.

         A directors' and officers' liability insurance policy is maintained by the Company, which insures directors and officers for losses as a result of certain claims against the directors and officers of the Company in their capacity as directors and officers and also reimburses the Company for payments made pursuant to the indemnity provisions under the OBCA and the By-Laws of the Company.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

         Exhibit No.        Description of Exhibit
         -----------        ----------------------
         Exhibit 4.1        List of Option Agreements.

         Exhibit 4.2 Terms and Conditions of Stock Option Grant with form of Option Agreement attached thereto.

         Exhibit 4.3 List of material details in which option agreements differ.

         Exhibit 5.1        Opinion of Blake, Cassels & Graydon LLP
                            (filed herewith).

         Exhibit 23.1 Consent of Blake, Cassels & Graydon LLP (contained in Exhibit 5.1).

         Exhibit 23.2       Consent of Deloitte & Touche LLP (filed herewith).

         Exhibit 24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

Item 9.  Undertakings.
         ------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act
                                    of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, The Descartes Systems Group Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waterloo, Ontario, Canada on May 31, 2002.

                                                THE DESCARTES SYSTEMS GROUP INC.


                                                By: /S/ Peter J. Schwartz
                                                    ---------------------------
                                                    Peter J. Schwartz
                                                    Co-Chief Executive Officer
                                                    and Chairman of the Board

                                                PUGLISI & ASSOCIATES
                                                Authorized U.S. Representative

                                                By: /S/ Donald J. Puglisi
                                                   ----------------------------
                                                Name:    Donald J. Puglisi
                                                Title:   Managing Director

         Each person who is an officer or director of The Descartes Systems Group Inc. and whose signature appears on this Registration Statement on Form S-8 shall not be deemed to have conferred upon the agent for service any authority to exercise the powers enumerated under rule 478 of the Securities Act of 1933, as amended.

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of The Descartes Systems Group Inc., hereby severally constitute and appoint Peter Schwartz and Paul Laufert and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement, as well as any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable The Descartes Systems Group Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the United States Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                    Signatures                                    Title(s)                          Date
                    ----------                                    --------                          ----
/S/ Peter J. Schwartz                               Chairman of the Board, Co-Chief             May 31, 2002
------------------------------------------          Executive Officer (Principal
Peter J. Schwartz                                   Executive Officer) and Director

/S/ Manuel Pietra                                   Co-Chief Executive Officer and              May 31, 2002
------------------------------------------          President (Principal Executive
Manuel Pietra                                       Officer)

/S/ Colley Clarke                                   Executive Vice-President, Finance           May 31, 2002
------------------------------------------          and Chief Financial Officer
Colley Clarke                                       (Principal Financial and Accounting
                                                    Officer)

/S/ John L. Albright                                Director                                    May 31, 2002
------------------------------------------
John L. Albright

/S/ Chris Hewat                                     Director                                    May 31, 2002
------------------------------------------
Chris Hewat

Puglisi & Associates                                Authorized United States                    May 31, 2002
                                                    Representative

By: /S/ Donald J. Puglisi
    -------------------------
    Name:  Donald J. Puglisi
    Title: Managing Director


                                  Exhibit Index
                                  -------------

     Exhibit No.                          Description of Exhibit
     -----------                          ----------------------

         4.1            List of Option Agreements

         4.2 Terms and Conditions of Stock Option Grant with form of Option Agreement attached thereto

         4.3 List of material details in which option agreements differ

         5.1            Opinion of Blake, Cassels & Graydon LLP

         23.1           Consent of Blake, Cassels & Graydon LLP (contained in
                        Exhibit 5.1)

         23.2           Consent of Deloitte & Touche LLP

         24.1 Power of Attorney (included as part of the signature page to this Registration Statement)